SCHEDULE 14A INFORMATION

CONSENT STATEMENT PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to sec.240.14a-11(c) or Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

            HARISH K. CHOPRA, TIMETRUST, INC. -and- R-SQUARED LIMITED
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                Harish K. Chopra
                           1455 Frazee Road, Suite 420
                               San Diego, CA 92108
                      chopra@timetrust.com - (888) 549-7500

March 28, 2000

Dear Vestcom Shareholders:

I would like to express my warmest thanks to all the Vestcom shareholders who have already voted the GOLD CONSENT card. Former shareholders, if you sold your shares after February 8, 2000 you are still entitled to vote those shares. Please sign and return the GOLD card marked consent.

A special note to Employee Shareholders of Vestcom:

Thanks to all of you who have called to offer your sincere best wishes for our success. Our support is very strong.

Many of you expressed a valid concern regarding the confidentiality of your vote. If your shares are held in Record Name, your vote will be known ONLY when we have sufficient consents to win. If your shares are held with a broker in Street Name (i.e. Charles Schwab), your vote is confidential because neither management nor I receive a record of how an individual has voted.

Please feel free to call me if you would like to discuss any matter regarding the consent solicitation. I assure you that all conversations will be held in strict confidence.

Contrary to top management's efforts to discredit us and confuse the issues, the support for a CHANGE in the Board of Directors and top management is strong. Rejecting the far-fetched rumors of pending deals and other proposals, many significant shareholders are supportive of our efforts to address the critical problems at Vestcom and improve its operations.

As an indication of our support, I would like to share with you the following list of significant shareholders of Vestcom International, Inc., representing 1,967,164(21.7%) voting shares (including family members) that are supporting our plans to maximize shareholder value. The list consists of shareholders that have been involved with the Company since the earliest conceptual stages while others joined during the acquisition stage shortly after the public stock offering. All of them have been involved, at one time or other, with the management of the corporation or significant subsidiaries:

            o     Howard April, COS Information, Inc.

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            o     Leonard April, COS Information, Inc.

            o     Frank Capozzi, Image Printing Systems, Inc.

            o     Lyell Dampeer, Fmr COO Management Solutions, Vestcom

            o     Robert Hanley, New England Laser Printing

            o     James Horst, Image Printing Systems, Inc.

            o     Gary Marcello, Direct Mail Services

            o     Peter McLaughlin, Co-Founder of Vestcom

            o     Robert Rogus, Fmr VP Direct Sales, Vestcom

            o     Anthony Rossi, Direct Mail Services

I would like to thank the foregoing shareholders for allowing me to disclose their support. I urge every shareholder who has not voted to exercise your democratic right as an owner of Vesteom to breathe new life into this company and bring new leadership to its board of directors.

For your consent to be effective, sign and mail the GOLD card so we receive it by April 7th. If you are mailing this GOLD card after April 1st, also fax a copy of your GOLD card to Beacon Hill at (212) 843-4392.

Thank you very much,

Harish K. Chopra